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CLIENT/MATTER NUMBER

ClientNumber-MatterNumber

October 9, 2018

Processa Pharmaceuticals, Inc.

7380 Coca Cola Drive, Suite 106,

Hanover, Maryland 21076

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Processa Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement covers the resale of (i) 3,090,669 shares of the Company’s common stock, par value $0.0001, previously acquired by and issued to Selling Stockholders (the “Selling Stockholders’ Shares”), (ii) 1,145,841 shares of the Company’s common stock issuable upon exercise of warrants at an exercise price of $2.452 per share through June 29, 2021 (the “Warrant I Shares”) and (iii) 2,148,927 shares of the Company’s common stock issuable upon exercise of warrants at an exercise price of $2.724 per share through June 29, 2021 (the “Warrant II Shares,” and collectively with the Warrant I Shares, the “Warrant Shares”).

As counsel to the Company, we have examined the Certificate of Incorporation of the Company, as amended, the amended and restated Bylaws of the Company, and such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based on the documents set forth above, we are of the opinion that the Warrant Shares have been duly authorized and reserved for issuance, and, when issued upon exercise, in accordance with the terms thereof, will be legally issued, fully paid and nonassessable. Furthermore, based on the documents set forth above, we are of the opinion that the Selling Stockholders’ Shares are legally issued, fully paid and nonassessable.

Our opinion is limited to the laws of Delaware and federal laws of the United States of America to the extent referred to specifically herein, in each case as are, in our professional judgment, applicable to transactions of the type contemplated by the Registration Statement, and we do not express any opinion herein concerning any other laws, statutes, ordinances, rules or regulations.

This opinion letter is rendered as of the date hereof, and we make no undertaking, and expressly disclaim any duty, to supplement or update this opinion letter or the opinion expressed herein, if, after the date of this opinion letter, facts and/or circumstances come to our attention, and/or changes in the law occur, which could affect such opinion.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and to the reference to this law firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act or that we are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ FOLEY & LARDNER LLP

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